UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2009, Palm, Inc. (the “Company”) conducted a closing (the “Closing”) of the transactions contemplated by that certain Securities Purchase Agreement dated as of December 22, 2008, by and between the Company and Elevation Partners, L.P., a Delaware limited partnership (“Elevation,” and together with certain affiliates, “Elevation Entities”) (the “Securities Purchase Agreement”). The Securities Purchase Agreement is described under Item 1.01 of the Company’s Form 8-K filed on December 22, 2008 and a copy of the Securities Purchase Agreement was filed as Exhibit 7 to the Schedule 13D/A filed by certain Elevation Entities on December 23, 2008.

Pursuant to the Securities Purchase Agreement, the Company sold to certain Elevation Entities an aggregate of 100,000 detachable units (the “Units”) for an aggregate purchase price of $100 million, with each Unit consisting of (i) one share of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) and (ii) warrants (the “Warrants”) exercisable for the purchase of 70 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). Approximately 30,769,231 shares of Common Stock are initially issuable upon conversion of the Series C Preferred Stock based on the initial conversion price of $3.25 per share. The terms of the Series C Preferred Stock are described below under Item 5.03; such description is incorporated by reference in this Item 1.01. The Warrants are initially exercisable for an aggregate of 7,000,000 shares of Common Stock based on the initial exercise price of $3.25 per share. The Warrants provide for customary anti-dilution adjustments, including for stock splits, dividends, distributions, rights issuances and certain tender offers or exchange offers, as well as anti-dilution adjustments for issuances of equity securities at a price deemed below the exercise price then in effect. The Warrants expire on October 24, 2014. A form of Warrant is filed as Exhibit 10 to the Schedule 13D/A filed by certain Elevation Entities on January 12, 2009 and is incorporated herein by reference.

In connection with the Closing, the Company entered into an Amended and Restated Stockholders’ Agreement and an Amended and Restated Registration Rights Agreement with certain Elevation Entities, as well as the Fifth Amendment (as defined below) to the Rights Agreement (as defined below). The Amended and Restated Stockholders’ Agreement and Amended and Restated Registration Rights Agreement are described under Item 1.01 of the Company’s Form 8-K filed on December 22, 2008, and such descriptions are incorporated herein by reference. The Amended and Restated Stockholders’ Agreement and the Amended and Restated Registration Rights Agreement were filed as Exhibits 11 and 12, respectively, to the Schedule 13D/A filed by certain Elevation Entities on January 12, 2009 and are incorporated herein by reference. The terms of the Fifth Amendment are described below under Item 3.03; such description is incorporated by reference in this Item 1.01.

Descriptions of the agreements and instruments referenced in this Item 1.01 are not complete and investors should review the exhibits referred to and incorporated herein for a more complete understanding of those documents.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 5.03 of this Form 8-K with respect to the Series C Preferred Stock and Warrants and shares of Common Stock issuable upon conversion or exercise thereof is incorporated by reference in this Item 3.02. In connection with the sale of the securities the Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 or Rule 506 promulgated thereunder based on representations to the Company made by each purchaser of such securities that it is an accredited investor.

Item 3.03.	Material Modification to Rights of Security Holders.

On January 9, 2009, prior to the Closing, the Company and Computershare Trust Company, N.A. (the “Rights Agent”), entered into Amendment No. 5 (the “Fifth Amendment”) to the Preferred Stock Rights Agreement between the Company and the Rights Agent, dated as of September 25, 2000 and as amended on November 12, 2004, June 1, 2007, October 24, 2007 and December 22, 2008 (the “Rights Agreement”). The Fifth Amendment provides that Elevation Entities may beneficially own more than 15% of the Common Stock outstanding without causing a triggering event under the Rights Agreement, so long as their ownership percentage does not exceed the standstill limit provided for in the Amended and Restated Stockholders’ Agreement. The Fifth Amendment also provides that if any of the Elevation Entities enters into any agreement, arrangement or understanding with a third party with respect to the permitted purchase or sale of any equity securities of the Company, then, for purposes of the Rights Agreement, (i) none of the Elevation Entities shall be deemed to beneficially own any equity securities of the Company held by the third party (other than the securities that are the subject of the agreement or arrangement) and (ii) neither the third party nor any of its affiliates shall be deemed to beneficially own any equity securities of the Company held by any of the Elevation Entities (other than the securities that are the subject of the agreement or arrangement). Additionally, the Fifth Amendment provides that if any of the Company’s equity securities held by any of the Elevation Entities are subject to a permitted pledge or contractual encumbrance resulting from the incurrence of indebtedness from a bank or financial institution, then, for purposes of the Rights Agreement, (i) none of the Elevation Entities shall be deemed to beneficially own any equity securities of the Company held by such bank or financial institution (other than the securities that are the subject of the pledge or encumbrance) and (ii) neither such bank or financial institution, nor any of its affiliates, shall be deemed to beneficially own any Company equity securities pledged by any of the Elevation Entities, except to the extent such securities are acquired by such bank or financial institution as a result of a foreclosure thereon. Finally, the Fifth Amendment provides that for purposes of determining whether or not a person is an acquiring person, the 15% threshold shall be calculated based on the number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon conversion of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and Series C Preferred Stock outstanding.

The foregoing description of the Fifth Amendment is not complete and is qualified by reference to the Fifth Amendment, a copy of which will be filed as an Exhibit to Form 8-A/A to be filed by the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to Certificate of Designation of Series B Preferred Stock

In connection with the Closing, on January 12, 2009, the Company filed the Certificate of Amendment to Certificate of Designation of Series B Convertible Participating Preferred Stock (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware which conforms certain powers and rights and qualifications, limitations and restrictions of the Series B Preferred Stock to the Series C Preferred Stock. Among other things, the Certificate of Amendment provides that each share of Series B Preferred Stock: (i) votes generally with the Series C Preferred Stock and Common Stock on an as-converted basis on all matters, other than those matters on which the Series B Preferred Stock is entitled to vote as a separate class by law and the election of directors, provided that in the event that a holder and its affiliates would hold more than 39.9% of the combined voting power of the Company’s preferred stock and Common Stock (the “Voting Limitation”), such holder’s collective voting interest will be capped at 39.9%; (ii) is pari passu with the Series C Preferred Stock and senior to the Company’s Series A Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and Common Stock upon a liquidation of the Company; and (iii) is otherwise convertible into Common Stock at the election of the holder at any time, provided that a holder will be prohibited from converting the Series B Preferred Stock to Common Stock to the extent that the Voting Limitation would be exceeded.

The foregoing summary of the Certificate of Amendment is not complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which was filed as Exhibit 8 to the Schedule 13D/A filed by certain Elevation Entities on January 12, 2009 and is incorporated herein by reference.

Certificate of Designation of Series C Preferred Stock

In connection with the Closing, on January 9, 2009, the Company filed the Certificate of Designation of Series C Convertible Participating Preferred Stock (the “Series C Certificate of Designation”) with the Secretary of State of the State of Delaware which sets forth the rights, preferences and privileges of the Series C Preferred Stock.

Pursuant to the terms of the Series C Certificate of Designation, each share of Series C Preferred Stock: (i) is generally entitled to receive cash dividends with the holders of Common Stock on an as-converted basis; (ii) is convertible into a number of shares of Common Stock equal to the quotient of $1,000 divided by the conversion price then in effect, which is initially $3.25; (iii) votes generally with the Company’s Series B Preferred Stock and Common Stock on an as-converted basis on all matters, other than those matters on which the Series C Preferred Stock is entitled to vote as a separate class by law and the election of directors, provided that in the event that a holder and its affiliates would hold more than the Voting Limitation, such holder’s collective voting interest will be capped at 39.9%; (iv) is pari passu with the Series B Preferred Stock and senior to the Series A Preferred Stock and Common Stock upon a liquidation of the Company; (v) is convertible into Common Stock at the option of the Company after three years from issuance if (A) the average closing price per share of Common Stock for the preceding 30 trading days, (B) the closing price for the Common Stock for 20 of the preceding 30 trading days, and (C) the closing price for the Common Stock for the preceding 15 trading days, equals or exceeds 300% of the conversion price then in effect; (vi) is otherwise convertible into Common Stock at the election of the holder at any time, provided that a holder will be prohibited from converting the Series C Preferred Stock to Common Stock to the extent that the Voting Limitation would be exceeded; (vii) is mandatorily redeemable by the Company in October 2014; (viii) is redeemable at the option of the Company or holders of Series C Preferred Stock upon qualifying mergers, consolidations, acquisitions or other business combinations involving the Company for 101% of the regular liquidation preference of the Series C Preferred Stock; and (ix) is generally entitled to customary anti-dilution adjustments, including for stock splits, dividends, distributions, rights issuances and certain tender offers or exchange offers, as well as anti-dilution adjustments for issuances of equity securities at a price deemed below the conversion price of the Series C Preferred Stock.

The foregoing summary of the Series C Certificate of Designation is not complete and is qualified in its entirety by reference to the Series C Certificate of Designation, a copy of which was filed as Exhibit 9 to the Schedule 13D/A filed by certain Elevation Entities on January 12, 2009 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Designation of Series B Convertible Participating Preferred Stock of Palm, Inc., filed January 12, 2009 (incorporated by reference to Exhibit 8 to the Schedule 13D/A filed by certain Elevation Entities on January 12, 2009).

3.2	Certificate of Designation of Series C Convertible Participating Preferred Stock of Palm, Inc., filed January 9, 2009 (incorporated by reference to Exhibit 9 to the Schedule 13D/A filed by certain Elevation Entities on January 12, 2009).

10.1	Securities Purchase Agreement, dated as of December 22, 2008, by and between Elevation Partners, L.P. and Palm, Inc. (incorporated by reference to Exhibit 7 to the Schedule 13D/A filed by certain Elevation Entities on January December 23, 2008).

10.2	Form of Warrant for the Purchase of Shares of Common Stock of Palm, Inc. (incorporated by reference to Exhibit 10 to the Schedule 13D/A filed by certain Elevation Entities on January 12, 2009).

10.3	Amended and Restated Stockholders Agreement, dated January 9, 2009, by and among Palm, Inc., Elevation Partners, L.P. and Elevation Employee Side Fund, LLC (incorporated by reference to Exhibit 11 to the Schedule 13D/A filed by certain Elevation Entities on January 12, 2009).

10.4	Amended and Restated Registration Rights Agreement, dated January 9, 2009, between Palm, Inc., Elevation Partners, L.P. and Elevation Employee Side Fund, LLC (incorporated by reference to Exhibit 12 to the Schedule 13D/A filed by certain Elevation Entities on January 12, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: January 13, 2009	/s/ Mary E. Doyle
Mary E. Doyle Senior Vice President, General Counsel and Secretary